UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 21, 2024

NUTEX HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41346	11-3363609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6030 S. Rice Ave, Suite C, Houston, Texas 77081

(Address of principal executive offices) (zip code)

(713) 660-0557

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NUTX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 22, 2023, Nutex Health Inc. (the “Company”) received a letter (the “First Nasdaq Bid Price Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for thirty consecutive business days prior to the date of such letter, the bid price for the Company’s common stock (the “Common Stock”) had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). Subsequently, on November 21, 2023, the Company was provided an additional 180 calendar day period, or until May 20, 2024, to regain compliance (the “Second Compliance Period”).

On May 21, 2024, the Company received a letter from the Staff stating that the Company has not regained compliance with the Minimum Bid Price Requirement for The Nasdaq Capital Market. The Staff letter noted that unless the Company timely requests an appeal of this determination to the Nasdaq Hearings Panel (the “Panel”) by May 28, 2024, the Company’s common stock will be suspended at the opening of business on May 30, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

On May 23, 2024, the Company submitted a request for a hearing to appeal the Staff’s delisting determination. Also on May 23, 2024, Nasdaq notified the Company that the delisting action has been stayed, pending a final decision by the Panel. A hearing has been scheduled for July 9, 2024. The Company intends to provide its written submission by the expedited review deadline of May 30, 2024. Based on such submission, the Panel may determine that an oral hearing is not necessary to grant the Company an exemption to gain compliance with the Minimum Bid Price Requirement.

Previously, on April 24, 2024, the Company’s board of directors had approved a proposal to effect a reverse stock split in the range between 1-2 and 1-16, subject to approval by the Company’s stockholders at its Annual Meeting scheduled for June 17, 2024.  Assuming stockholder approval, the board intends to effect a reverse stock split as soon as practical thereafter with the goal of regaining compliance with the Minimum Bid Price Requirement.

However, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to demonstrate compliance within any extension period that may be granted by the Panel.

Forward-Looking Statements

Certain statements and information included in this current report constitute "forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. When used in this current report, the words or phrases "will”, "will likely result,” "expected to,” "will continue,” "anticipated,” "estimate,” "projected,” "intend,” "goal,” or similar expressions are intended to identify "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including final rules implemented under the No Surprises Act and related regulatory guidance, economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Company’s Annual Report on form 10-K for the year ended December 31, 2023 and its Current Report on Form 10-Q for the periods ended March 31, 2024, under the heading "Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed within this current report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 24, 2024
Nutex Health Inc.

By: /s/ Jon C. Bates
Jon C. Bates
Chief Financial Officer